Exhibit 99.2

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Combined Financial Statements

On July 30, 2010, Lexicon Pharmaceuticals, Inc. (“Lexicon”) entered into an amended and restated purchase option agreement (the “Amended and Restated Purchase Option Agreement”) with Symphony Icon Holdings LLC (“Holdings”) and Symphony Icon, Inc. (“Symphony Icon”), amending and restating its purchase option agreement with Holdings and Symphony Icon dated June 15, 2007.

Concurrently with the execution of the Amended and Restated Purchase Option Agreement on July 30, 2010, Lexicon exercised its exclusive purchase option (the “Purchase Option”) thereunder to acquire all of the equity of Symphony Icon, thereby reacquiring all rights to the drug candidates for which Lexicon had previously granted Symphony Icon an exclusive license under its intellectual property rights.  Pursuant to its exercise of the Purchase Option, Lexicon paid Holdings $10 million and agreed to make up to $80 million in additional deferred and contingent payments.

Prior to January 1, 2010, Lexicon's financial statements included the accounts of Symphony Icon, for which Lexicon was the primary beneficiary and therefore had consolidated the financial condition and results of operations of Symphony Icon under variable interest entity accounting. Upon the adoption of a new accounting pronouncement regarding variable interest entities on January 1, 2010, Lexicon determined that it was no longer the primary beneficiary of Symphony Icon, and therefore did not include the financial condition and results of operations of Symphony Icon in its consolidated financial statements from the period from January 1, 2010 through the exercise of the Purchase Option on July 30, 2010.

The accompanying unaudited pro forma financial information reflects the impact of the purchase of Symphony Icon on Lexicon's financial position and operating results. The unaudited pro forma combined statements of operations for the year ended December 31, 2009, for the six months ended June 30, 2010 and for the nine months ended September 30, 2010 are based on the historical statements of operations of Lexicon for such periods after giving effect to the Symphony Icon acquisition as if it had occurred on January 1, 2009. The unaudited pro forma combined balance sheet as of June 30, 2010 is based on the historical balance sheets of Lexicon as of June 30, 2010, adjusted to reflect the impact of the acquisition of Symphony Icon as if it had occurred on June 30, 2010. The unaudited pro forma combined balance sheet as of September 30, 2010 has not been included as Lexicon's reported balance sheet as of September 30, 2010 already gives effect to the acquisition of Symphony Icon. The unaudited pro forma financial information should be read in conjunction with Lexicon's consolidated financial statements and thereto contained in Lexicon's 2009 Annual Report on Form 10-K filed on March 8, 2010, and Lexicon's Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, filed on November 8, 2010.

The unaudited pro forma combined financial statements have been prepared by management. They are provided for illustrative purposes only and are not necessarily indicative of the results of operations that might have occurred had the transaction been completed on the respective dates presented, nor are they necessarily indicative of Lexicon's future operating results.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2009
(In thousands, except per share amounts)

	Lexicon (a)	Pro Forma Adjustments		Pro Forma Lexicon
Revenues:
Collaborative research	$9,334	$—		$9,334
Subscription and license fees	1,366	—		1,366
Total revenues	10,700	—		10,700
Operating expenses:		—
Research and development	81,238	—		81,238
General and administrative	19,418	—		19,418
Total operating expenses	100,656	—		100,656
Loss from operations	(89,956)	—		(89,956)
Gain on investments, net	1,173	—		1,173
Interest income	880	—		880
Interest expense	(2,966)	—		(2,966)
Other income (expense), net	(2,550)	2,141	(b)	(409)
Consolidated net loss before taxes	(93,419)	2,141		(91,278)
Income tax benefit	102	—		102
Consolidated net loss	(93,317)	2,141		(91,176)
Less: net loss attributable to Symphony Icon, Inc.	10,537	(10,537)	(c)	—
Net loss attributable to Lexicon Pharmaceuticals, Inc.	$(82,780)	$(8,396)		$(91,176)

Net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	$(0.57)			$(0.63)
Shares used in computing net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	145,465			145,465

(a)	Lexicon consolidated the results of Symphony Icon through January 1, 2010 in accordance with ASC 810. Therefore, Symphony Icon's results are not separately presented.

(b)	Adjustment to remove the amortization of the Purchase Option asset for Lexicon's right to purchase Symphony Icon of $2.1 million during the year ended December 31, 2009.

(c)	Adjustment to remove the net loss attributable to the equity holders of Symphony Icon.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2010
(In thousands, except per share amounts)

	Lexicon	Icon	Pro Forma Adjustments		Pro Forma Lexicon
Revenues:
Collaborative research	$2,805	$5,631	$(5,631)	(a)	$2,805
Subscription and license fees	69	—	—		69
Total revenues	2,874	5,631	(5,631)		2,874
Operating expenses:
Research and development	41,327	5,271	(5,271)	(a)	41,327
General and administrative	10,587	362	(362)	(a)	10,587
Total operating expenses	51,914	5,633	(5,633)		51,914
Loss from operations	(49,040)	(2)	2		(49,040)
Gain on investments, net	141	—	—		141
Interest income	417	2	(2)	(a)	417
Interest expense	(1,456)	—	—		(1,456)
Other income (expense), net	(1,325)	—	1,357	(b)	32
Net loss attributable to Lexicon Pharmaceuticals, Inc.	$(51,263)	$—	$1,357		$(49,906)

Net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	$(0.19)				$(0.19)
Shares used in computing net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	267,709				267,709

(a)
Adjustments to remove the operations of Symphony Icon for the six months ended June 30, 2010, as Lexicon funded all operations during this period. As Symphony Icon used the funding provided by Lexicon, Symphony Icon recorded revenue and expense, and Lexicon recorded expense.

(b)	Adjustment to remove Lexicon's amortization of the Purchase Option asset for Lexicon's right to purchase Symphony Icon of $1.4 million during the six months ended June 30, 2010.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended September 30, 2010
(In thousands, except per share amounts)

	Lexicon	Icon	Pro Forma Adjustments		Pro Forma Lexicon
Revenues:
Collaborative research	$3,437	$6,752	$(6,752)	(a)	$3,437
Subscription and license fees	218	—	—		218
Total revenues	3,655	6,752	(6,752)		3,655
Operating expenses:
Research and development	61,413	6,305	(6,305)	(a)	61,413
General and administrative	15,535	450	(450)	(a)	15,535
Total operating expenses	76,948	6,755	(6,755)		76,948
Loss from operations	(73,293)	(3)	3		(73,293)
Gain on investments, net	141	—	—		141
Interest income	468	3	(3)	(a)	468
Interest expense	(2,093)	—	—		(2,093)
Other expense, net	(4,025)	—	3,957	(b)	(68)
Net loss before taxes	(78,802)	—	3,957		(74,845)
Income tax benefit	26	—	—		26
Net loss attributable to Lexicon Pharmaceuticals, Inc.	$(78,776)	$—	$3,957		$(74,819)

Net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	$(0.27)				$(0.26)
Shares used in computing net loss attributable to Lexicon Pharmaceuticals, Inc. per common share, basic and diluted	291,196				291,196

(a)
Adjustments to remove the operations of Symphony Icon for the period from January 1, 2010 to July 30, 2010, as Lexicon funded all operations during 2010 through the acquisition date of July 30, 2010. As Symphony Icon used the funding provided by Lexicon, Symphony Icon recorded revenue and expense, and Lexicon recorded expense.

(b)	Adjustment to remove Lexicon's amortization of the Purchase Option asset for Lexicon's right to purchase Symphony Icon of $4.0 million during the nine months ended September 30, 2010.

Lexicon Pharmaceuticals, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2010
(In thousands)

	Lexicon	Icon	Pro Forma Adjustments		Pro Forma Lexicon
Assets
Current assets:
Cash and cash equivalents	$247,698	$5,406	$(10,000)	(a)	$243,104
Short-term investments	24,083	—	—		24,083
Accounts receivable, net	2,083	—	(736)	(e)	1,347
Prepaid expenses and other current assets	8,589	501	(5,390)	(b)	3,700
Total current assets	282,453	5,907	(16,126)		272,234
Property and equipment, net	56,552	—	—		56,552
Goodwill	25,798	—	18,745	(a)	44,543
Other intangible assets	—	—	53,557	(a)	53,557
Other assets	352	—	—		352
Total assets	$365,155	$5,907	$56,176		$427,238

Liabilities and Equity
Current liabilities:
Accounts payable	$3,547	$779	$(736)	(e)	$3,590
Accrued liabilities	6,285	338	—		6,623
Current portion of deferred revenue	514	2,790	(2,790)	(c)	514
Current portion of long-term debt	17,100	—	—		17,100
Total current liabilities	27,446	3,907	(3,526)		27,827
Deferred revenue, net of current portion	14,212	—	—		14,212
Long-term debt	27,922	—	—		27,922
Deferred tax liability	—	—	18,745	(a)	18,745
Other long-term liabilities	540	—	45,557	(a)	46,097
Total liabilities	70,120	3,907	60,776		134,803

Equity:
Common stock	338	—	—		338
Additional paid-in capital	917,828	45,000	(45,000)	(d)	917,828
Accumulated deficit	(622,894)	(43,000)	40,400	(d)	(625,494)
Treasury stock	(237)	—	—		(237)
Total equity	295,035	2,000	(4,600)		292,435
Total liabilities and equity	$365,155	$5,907	$56,176		$427,238

(a)
Adjustments to reflect the purchase price paid for the acquisition of Symphony Icon ($10.0 million in cash and $45.6 million in long-term liabilities) and assets and liabilities acquired ($18.7 million in goodwill, $53.6 million in other intangible assets, and $18.7 million in deferred tax liability).

(b)
Adjustments to remove prepaid expenses of $2.8 million that had been recorded by Lexicon related to Lexicon's funding of Symphony Icon's operations and remove the Purchase Option asset as of June 30, 2010 of $2.6 million. Lexicon provided funding to Symphony Icon, and prior to using that funding, Lexicon recorded this as a prepaid expense and Symphony Icon recorded this as deferred revenue.

(c)	Adjustment to remove deferred revenue of $2.8 million that had been recorded by Symphony Icon related to Lexicon's funding of Symphony Icon's operations.

(d)	Adjustments to remove the net equity of Symphony Icon of $2.0 million as of June 30, 2010 and the net balance of the Purchase Option asset as of June 30, 2010 of $2.6 million.

(e)	Adjustments to remove amounts due to Lexicon from Symphony Icon.